Exhibit 99.1

Contact:	Investors and Analysts: Karin Demler, CCA at (615) 263-3005 Financial Media: David Gutierrez, Dresner Corporate Services at (312) 780-7204

Corrections Corporation of America Announces Tender Offer

For Up to $150 Million of Its 6  1/4% Senior Notes Due 2013

NASHVILLE, Tenn. – December 5, 2011 — Corrections Corporation of America (NYSE: CXW) (the “Company” or “CCA”), today announced that it has commenced a cash tender offer for up to $150 million of the Company’s $375 million aggregate principal amount outstanding 6 1/4% Senior Notes due 2013 (the “Notes”) on the terms and subject to the conditions set forth in the Offer to Purchase dated December 5, 2011.

The tender offer will expire at 11:59 p.m., New York City time, on January 5, 2012 (the “Expiration Time”), unless extended or earlier terminated by the Company. The Company reserves the right to terminate, withdraw, or amend the tender offer at any time subject to applicable law.

Certain information regarding the Notes and the terms of the tender offer is summarized in the table below.

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap	Total Consideration[1]	Early Tender Payment[1]	Tender Offer Consideration[1]
6 1/4% Senior Notes due 2013 (“Notes”)	22025YAH3	$375,000,000	$150,000,000	$1,002.50	$25.00	$977.50

(1)	Per $1,000 principal amount of Notes that are accepted for purchase.

Each holder who validly tenders its Notes on or prior to 5:00 p.m., New York City time, on December 16, 2011 (the “Early Tender Deadline”), will be entitled to an early tender payment, which is included in the total consideration above, of $25.00 for each $1,000 principal amount of Notes validly tendered by such holder if such Notes are accepted for purchase pursuant to the tender offer.

Holders validly tendering, and not validly withdrawing, Notes after the Early Tender Deadline and on or before the Expiration Time will be eligible to receive only the tender offer consideration, which represents the total consideration less the early tender payment. In addition, holders whose Notes are accepted for payment in the tender offer will receive accrued and unpaid interest from and including the last interest payment date to, but not including, the applicable payment date for their Notes purchased pursuant to the tender offer. Notes tendered prior to 5:00 p.m., New York City time, on December 16, 2011 (the “Withdrawal Deadline”), may be withdrawn at any time prior to the Withdrawal Deadline. Notes tendered after the Withdrawal Deadline may not be withdrawn.

If the purchase of all validly tendered Notes would cause CCA to purchase a principal amount greater than the tender cap set forth above, then the tender offer will be oversubscribed and the Company, if it accepts Notes in the tender offer, will accept for purchase tendered Notes on a prorated basis as described in the tender offer documents.

-more-

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

CCA Tenders for Its 6 ¼% Senior Notes Due 2013

CCA’s obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to the tender offer is subject to the satisfaction or waiver of certain conditions described in the tender offer documents, including, among others, the Company or one of the Company’s affiliates having entered into a new revolving credit facility, on terms and conditions acceptable to the Company in its sole discretion, in an amount up to $750 million (the “New Credit Facility”). The Company intends to finance the purchase of Notes in the tender offer and pay related fees and expenses using a combination of available cash and the proceeds from the proposed New Credit Facility. The Company also intends to use the proceeds from the New Credit Facility to refinance indebtedness under the Company’s current credit facility and for general corporate purposes. The Company is launching the syndication process for the New Credit Facility in connection with the launch of the tender offer. The complete terms and conditions of the tender offer are set forth in the tender offer documents which are being sent to holders of Notes. Holders of Notes are urged to read the tender offer documents carefully.

The Company has retained Wells Fargo Securities to act as Dealer Manager in connection with the tender offer. Questions about the tender offer may be directed to Wells Fargo Securities at (866) 309-6316 (toll free) or (704) 715-8341 (collect). Copies of the tender offer documents and other related documents may be obtained from D.F. King & Co., Inc, the information agent for the tender offer, at (800) 488-8095 (toll free) or (212) 269-5550 (collect).

This press release is for informational purposes only and is not any offer to buy or the solicitation of an offer to sell with respect to any securities. The tender offer is being made solely by means of the tender offer documents. Under no circumstances shall there be any offer or sale of any Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities or other laws of any such jurisdiction. No recommendation is made as to whether holders of the Notes should tender their Notes.

About CCA

CCA is the nation’s largest owner and operator of partnership correction and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. We currently operate 66 facilities, including 45 company-owned facilities, with a total design capacity of more than 90,000 beds in 20 states and the District of Columbia. We specialize in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, our facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. We also provide health care (including medical, dental and psychiatric services), food services and work and recreational programs.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional facility management contracts, including as a result of sufficient governmental appropriations and inmate disturbances; (iv) changes in the privatization of the

CCA Tenders for Its 6 ¼% Senior Notes Due 2013

corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (v) the outcome of California’s realignment program and its utilization of out of state private correctional capacity; and (vi) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by us with the Securities and Exchange Commission.

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.

###